Exhibit 10.38

INVESTMENT AGREEMENT

This Investment Agreement (this “AGREEMENT”) is made and entered into as of November 22, 2024 between Nature’s Miracle Holding Inc., a Delaware corporation (the “Investor”) with headquarter at 3281 E. Guasti Road, Suite 174, Ontario, CA 91761 and Future Tech Incorporated (“Future Tech”), a Ohio company (the “Investee”) based at 405 Madison Avenue, Toledo, OH 43604. The Investor, and the Investee are sometimes referred to hereinafter individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Future Tech (“Investee”) is a Ohio company developing energy infrastructure for High-Density Data Center. Future Tech has entered into a ten-year lease with an indoor space of 34000 square feet on a 3-acre land at 102 West Railroad Street, Stryker, Ohio 43577 (“Site”). Future Tech has reached an Electricity Purchase Agreement with Broker Online Exchange (“BOX”) for the purchase of electricity at favorable rate with a capacity of up to 50MW.

WHEREAS, Nature’s Miracle Holding, Inc. (“Investor”) is a Nasdaq listed company focusing on providing vertical farming technology in the U.S.

WHEREAS, The Investor desires to invest up to $3 million in the Investee to fund early development plan to build a 20MW High Density Data Center and a vertical farming facility at the Site. The Investor will own 51% share of the Investee with the $3 million investment.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I

Investment

1.1 On the terms and subject to the conditions set forth in this Agreement, (i) the Investee shall issue shares equaling 51% of its outstanding stocks to Investor once the Investor has invested $3 million into the Investee; Such investment shall be counted as deposit with the Investee until the shares have been issued to the Investor; (ii) the Investor shall invest $200,000 into the Investee at the Closing and shall invest $2.8 million within 12 months after the initial Closing;

1.2 The Investee Shares and the Investor Shares to be exchanged pursuant to Section 1.1 shall be appropriately adjusted to consider any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the equity interests of the Investee and the Investor, as the case be, which occur between the date of execution of this Agreement and the Closing, as to the Investee Shares or Investor Shares, as the case be.

1.3  The Investor agrees to acquire the 49% shares held by the existing shareholders of the Investee at a valuation equal to10 time earning generated by the Investee when the Data Center and Vertical Farm are operational.

SECTION II
CLOSING

2.1 The closing of the Investment Agreement shall occur after the due diligence of Future Tech performed by third parties designated by Nature’s Miracle after Future Tech meets the following closing conditions:

1.	Electricity Sales and Purchase Agreement: the Investee shall have the Electricity Sales and Purchase Agreement executed with Champion Energy Service LLC with electricity supply of up to 50MW at a cost not exceeding $0.06 per KWh;

2.	Business Property Lease: the Investee shall enter into a 10-year lease with the option to purchase the Site with Railroad Stryker Holdings LLC;

SECTION III

SHAREHOLDER’S REPRESENTATIONS AND

WARRANTIES.

The Shareholders hereby represent and warrant to the Investor, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 The Shareholders have the right, power, legal capacity and authority to enter into and perform such obligations under this Agreement; and no approvals or consents are necessary in connection with it. All equity interests of the Investee owned by the Shareholders are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

3.2 The equity interests of the Investee owned by the Shareholders will, at the Closing, be validly transferred to the Investor free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such equity interests of the Investee shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the Investee’s equity interests.

3.3 The Shareholders understand that the Investor Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. The Shareholders also understand that the Investor Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act. The Shareholders acknowledge that the Investor will rely on the Shareholders’ representations, warranties and certifications set forth below for purposes of determining the Investor’s suitability as an investor in the Investee Shares and for purposes of confirming the availability of the Section 4(a)(2) exemption from the registration requirements of the Securities Act.

3.4 The Shareholders understand that the Investor Shares not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. The Shareholders acknowledge and are aware that the Investor Shares not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Shareholders have held the Investor Shares for the applicable holding period under Rule 144.

3.5 The Shareholders acknowledge and agree that each certificate representing the Investor Shares (where required) bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C) OR (D), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT”

3.6 The Shareholders have not relied on and is not relying on any representations, warranties or other assurances regarding the Investor other than the representations and warranties expressly set forth in this Agreement.

3.7  The Shareholders are acquiring the Investor Shares solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available.

SECTION IV

THE INVESTEE REPRESENTATIONS AND

WARRANTIES

The Investee hereby represents and warrants to the Investor and the Shareholders all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

4.1 The Investee is a duly organized, validly existing corporation and currently is in good standing under the laws of California.

4.2 The Investee has the right, power, legal capacity and authority to enter into and perform such obligations under this Agreement; and no approvals or consents are necessary in connection with it. This Agreement has been duly executed by the Investee and constitutes the legal, valid, binding and enforceable obligation of the Investee, enforceable against the Investee in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Investee of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation or bylaws of the Investee or any applicable law relating to the Investee, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Investee is bound or to which any property of the Investee is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Investee has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of the Investee, (D) constitute an event permitting termination of any material agreement or instrument to which the Investee is a party or by which any property or asset of the Investee is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Investee has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Investee is a party or by which the Investee be bound, or result in the violation by the Investee of any laws to which the Investee be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Investee of this Agreement or the performance by the Investee of its obligations hereunder.

4.3 The Investee Shares shall constitute all of the equity interests of the Investee. No securities of the Investee are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity interests of the Investee. The transfer of Investee Shares contemplated by this Agreement will not, immediately or with the passage of time: (A) obligate the Investee to issue equity interests of the Investee or other securities to any person, or (B) result in a right of any holder of the Investee equity interests to adjust the exercise, conversion, exchange or reset price of such securities.

SECTION V

 INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor hereby acknowledges, represents and warrants to, and agrees with the Shareholders (which representations and warranties will be true and correct as of the date of the Closing as if they were made on the date of the Closing) as follows:

5.1 The Investor has full power and capacity to enter into this Agreement and this Agreement, has been duly and validly authorized, executed and delivered by the Investor and is a valid and binding obligation of Investor, enforceable against the Investor in accordance with its terms.

5.2 Subject to the performance by the Investor and the Investee of their respective obligations under this Agreement and the accuracy of the representations and warranties of the Investor and the Investee, the issuance of the Investor Shares will be exempt from the registration requirements of the Securities Act.

5.3 The Investor Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Investor Shares shall not be subject to any preemptive or similar rights.

5.4 The Investor is not in material default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which Investor is a party or by which it is bound, or to which any of the property or assets of Investor is subject, except such as have been waived or which would not, singly or in the aggregate, prevent the Investor from discharging its obligations under this Agreement.

5.5 The Investor Shares will, at the Closing, be validly issued to the Shareholder free and clear of any encumbrances and from all taxes, liens and charges with respect to the issuance thereof and such shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the Investor’s equity interests.

5.6 The Investor has received all the information that it considers necessary or appropriate for deciding whether to acquire the Investee Shares. The Investor understands the risks involved in an investment in the Investee Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Investee and the Investor regarding the terms and conditions of the offering of the Investee Shares and to obtain such additional information (to the extent the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access.

5.7 The Investor has not relied on and is not relying on any representations, warranties or other assurances regarding the Investee other than the representations and warranties expressly set forth in this Agreement. Investor acknowledges that he has actual knowledge of the business, operations and financial affairs of the Investee.

SECTION VI

GENERAL PROVISIONS

6.1 The Shareholders on their own behalf hereby acknowledge and agree that the percentage of Investee Shares set forth on Schedule A represents the entire Investee Shares held by the Shareholders as of the date of this Agreement and as of the Closing. The Shareholders hereby release the Investor from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Investor have with respect to any Investee Shares in excess of the number of Investee Shares set forth on Schedule A. The Investor hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which it be entitled under the articles of incorporation, bylaws or other organizational documents of the Investee or under any other agreement or instrument in connection with the Exchange.

6.2 All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

6.3 Neither this Agreement nor any provision hereof be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

6.4 Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.5 This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

6.6 Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

6.7 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

6.8 The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Delaware applicable to agreements that are negotiated, executed, delivered and performed in the State of Delaware.

6.9 This Agreement be executed (including by facsimile or other electronic transmission) concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

6.10 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

6.12 The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. This Agreement is non-binding until the Stock Purchase Agreement is completed and is subject to the approval of the board of directors of Nature’s Miracle Holding, Inc.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

The Investor:

Nature’s Miracle Holding Inc.

By:
Name:	Tie (James) Li
Title:	CEO
Date:

The Investee:

Future Tech Incorporated

By:
Name:	Qingfeng Liu
Title:	CEO
Date: